                                                                      EXHIBIT 25

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM T-1

           STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                   TRUSTEE PURSUANT TO SECTION 305 (b)(2) [X]

                                   ----------

                        U.S. TRUST COMPANY OF TEXAS, N.A.
               (Exact name of trustee as specified in its charter)



                                                                75-2353745
    (State of incorporation                                  (I.R.S. employer
     if not a national bank)                                identification no.)

  2001 Ross Avenue, Suite 2700
          Dallas, Texas                                           75201
     (Address of trustee's                                      (Zip Code)
 principal executive offices)

                               Compliance Officer
                        U.S. Trust Company of Texas, N.A.
                          2001 Ross Avenue, Suite 2700
                                Dallas, TX 75201
                                 (214) 754-1200
            (Name, address and telephone number of agent for service)

                                   ----------

                               MMI PRODUCTS, INC.
              (Exact name of guarantor as specified in its charter)


            Delaware                                        74-1622891
 (State or other jurisdiction of                         (I.R.S. employer
 incorporation or organization)                         identification no.)

515 West Greens Road, Suite 710                             77067-4525
        Houston, Texas                                      (Zip Code)
     (Address of principal
       executive offices)

                     13% Senior Subordinated Notes due 2007
                       (Title of the indenture securities)

                                     GENERAL

1.   General Information

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

           Federal Reserve Bank of Dallas (11th District), Dallas, Texas (Board of Governors of the Federal Reserve System) Federal Deposit Insurance Corporation, Dallas, Texas The Office of the Comptroller of the Currency, Dallas, Texas

     (b)   Whether it is authorized to exercise corporate trust powers.

           The Trustee is authorized to exercise corporate trust powers.

2.   Affiliations with Obligor and Underwriters

     If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

3.   Voting Securities of the Trustee

     Furnish the following information as to each class of voting securities of the Trustee:

                               As of June 30, 2001
--------------------------------------------------------------------------------


          Col A.                                          Col B.
--------------------------------------------------------------------------------

     Title of Class                                 Amount Outstanding
--------------------------------------------------------------------------------

Capital Stock - par value $100 per share               5000 shares

4.   Trusteeships Under Other Indentures

MMI Products, Inc. 11.25% Senior Subordinated
Notes due 2007                                      $150,000,000.00

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters

     Not applicable.

6.   Voting Securities of the Trustee Owned by the Obligor or its Officials


     Not applicable.


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7.   Voting Securities of the Trustee Owned by Underwriters or their Officials

     Not applicable.

8.   Securities of the Obligor Owned or Held by the Trustee

     Not applicable.

9.   Securities of Underwriters Owned or Held by the Trustee

     Not applicable.

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor

     Not applicable.

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor

     Not applicable.

12.  Indebtedness of the Obligor to the Trustee

     Not applicable.

13.  Defaults by the Obligor

     Not applicable.

14.  Affiliations with the Underwriters

     Not applicable.

15.  Foreign Trustee

     Not applicable.

16.  List of Exhibits

           T-1.1 - A copy of the Articles of Association of U.S. Trust Company of Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.

           T-1.2 - A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

           T-1.3 - A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

           T-1.4 - A copy of the By-laws of the U.S. Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.


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           T-1.5 -  The consent of the Trustee required by Section 321(b) of the
                    Trust Indenture Act of 1939.

           T-1.6 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.



                                      NOTE

As of June 30, 2001 the Trustee had 35 shares of Capital Stock outstanding, all of which are owned y U.S. T.L.P.O. Corp.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10, and 11 refers to each of U.S. Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

  In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                                   ----------


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                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S. Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 30th of June, 2001.

                                             U.S. Trust Company of
                                             Texas, N.A., Trustee


                                        By:  /s/ John C. Stohlmann
                                             -----------------------------------
                                                 John C. Stohlmann
                                                 Vice President




                                       5

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                                                                   Exhibit T-1.5


                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Senior Subordinated Notes due 2007 of MMI Products, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be such authorities to the Securities and Exchange Commission upon request therefore.

                                             U.S. Trust Company of
                                             Texas, N.A., Trustee


                                        By:  /s/ John C. Stohlmann
                                             -----------------------------------
                                                 John C. Stohlmann
                                                 Vice President



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

                                                                   Exhibit T-1.6


U.S. TRUST OF TEXAS, N.A.
---------------------------------------------------
Legal Title of Bank

DALLAS
---------------------------------------------------
City

TX                                       75201
---------------------------------------------------
State                                  Zip Code


FDIC Certificate Number  3  3  2  1  7
                        ---------------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                 Dollars Amount in Thousands  RCON       Bil      Mil    Thou
                                                                                              ----      -----    -----  ------

ASSETS
1.    Cash and balance due from depository institutions (from Schedule RC-A):
      a.  Non-interest-bearing balances and currency and coin(1)........................      0081                 1     751  1.a.
      b.  Interest-bearing balances(2)..................................................      0071                 3     184  1.b.
2.    Securities:
      a.  Held-to-maturity securities (from Schedule RC-B, column A)....................      1754                         0  2.a.
      b.  Available-for-sale securities (from Schedule RC-B, column D)..................      1773               116     774  2.b.
3.    Federal funds sold and securities purchased under agreements to resell ...........      1350                34     000  3.
4.    Loans and lease financing receivables (from Schedule RC-C):
      a.  Loans and leases held for sale................................................      5369                         0  4.a.
      b.  Loans and leases, net of unearned income...................B528                                                     4.b.
      c.  LESS:  Allowance for loan and lease losses.................3123                                                     4.c.
      d.  Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)...      B529                50     706  4.d.
5.    Trading assets (from Schedule RC-D)...............................................      3545                         0  5.
6.    Premises and fixed assets (including capitalized leases)..........................      2145                       763  6.
7.    Other real estate owned (from Schedule RC-M)......................................      2150                         0  7.
8.    Investments in unconsolidated subsidiaries and associated companies                                                     8.
      from Schedule RC-M)...............................................................      2130                         0
9.    Customers' liability to this bank on acceptances outstanding......................      2155                         0  9.
10.   Intangible assets.................................................................
      a.  Goodwill......................................................................      3163                         0  10.a.
      b.  Other intangible assets (from Schedule RC-M)..................................      0426                 2     558  10.b.
11.   Other assets (from Schedule RC-F).................................................      2160                 5     255  11.
12.   Total assets (sum of items 1 through 11)..........................................      2170               214     991  12.

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits

(2) Includes time certificates of deposit not held for trading.


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


Schedule RC-Continued



                                                                 Dollars Amount in Thousands  RCON   Bil   Mil    Thou
                                                                                              ----  ----- -----  ------


LIABILITIES
13.   Deposits
      a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E).....      2200          172    621     13.a.
          (1)  Non-interest-bearing(1)                               6631                                                  13.a.(1)
          (2)  Interest-bearing                                      6636                                                  13.a.(2)
      b.  Not applicable
14.   Federal funds purchased and securities sold under agreements to repurchase              2800                 0       14.
15.   Trading liabilities (from Schedule RC-D)                                                3548                 0       15.
16.   Other borrowed money (includes mortgage indebtedness and obligations under
      capitalized leases) (from Schedule RC-M)                                                3190            2    000     16.
17.   Not applicable                                                                                                       17.
18.   Bank's liability on acceptance executed and outstanding                                 2920                 0       18.
19.   Subordinated notes and debentures(2)                                                    3200                 0       19.
20.   Other liabilities (from Schedule RC-G)                                                  2930            9    722     20.
21.   Total liabilities (sum of items 13 through 20)                                          2948          184    343     21.
22    MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES                                          3000                 0       22.
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus                                           3838            2    000     23.
24.   Common stock                                                                            3230                 500     24.
25.   Surplus (exclude all surplus related to preferred stock)                                3839           14    051     25.
26.   a.  Retained earnings                                                                   3632           13    925     26.a.
      b.  ACCUMULATED OTHER COMPREHENSIVE INCOME(3)                                           B530                 172     26.b.
27.   OTHER EQUITY CAPITAL COMPONENTS(4)                                                      A130                 0       27.
28.   Total equity capital (sum of items 23 through 27)                                       3210           30    648     28.
29.   Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)   3300          214    991     29.


Memorandum

TO BE REPORTED WITH THE MARCH REPORT OF CONDITION

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2000

                                                   RCON        Number
                                                -----------  ---------

                                                   6724        N/A     M.1
                                                ----------- ----------


1  =     Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2  =     Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3  =     Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4  =     Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5  =     Directors' examination of the bank performed by other external auditors
         (may be required by state chartering authority)

6  =     Review of the bank's financial statements by external auditors'

7  =     Compilation of the bank's financial statements by external auditors

8  =     Other audit procedures (excluding tax preparation work)

9  =     NO external audit work


----------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited-life preferred stock and related surplus.

(3) Includes not unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(4) Includes treasury stock and unearned Employees Stock Ownership Plan shares.


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